Exhibit 5.1

October 15, 2021

Cyngn Inc.

1015 O’Brien Dr.

Menlo Park, CA 94025

Re: Registration Statement on Form S-1 (File No. 333-259278)

Ladies and Gentlemen:

We have acted as counsel to Cyngn Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1, as amended (File No. 333-259278) (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to $36,000,000 of securities of the Company, consisting of (i) shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (ii) representative’s warrants to purchase shares of Common Stock (the “Representative’s Warrants”) and (iii) the shares of Common Stock issuable from time to time upon exercise of the Representative’s Warrants (the “Warrant Shares”), including Shares for which the Underwriters (as defined below) have been granted an over-allotment option.

The Shares, the Representative’s Warrants and the Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Aegis Capital, Inc. as representative of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen common stock certificates, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that: (A) the Securities have been duly authorized for issuance by all necessary corporate action by the Company, (B) the shares of Common Stock, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable, (C) provided that the Representative’s Warrants have been duly executed and delivered by the Company such Representative’s Warrants, when issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company, and (D) the shares of Common Stock issuable pursuant to the Representative’s Warrants, upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Representative’s Warrants, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law.  No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

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